Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

For Immediate Release

Clean Energy Fuels Prices Follow-On Public Offering

Of Common Stock

Seal Beach, Calif., June 26, 2009, — Clean Energy Fuels Corp. (Nasdaq: CLNE) today announced the pricing of its follow-on public offering of 8,200,000 shares of common stock at a public offering price of $8.30 per share.   The Company has granted the underwriters a 30-day option from the date of the final prospectus supplement to purchase up to 1,230,000 additional shares of its common stock to cover overallotments, if any.  The offering is expected to close on July 1, 2009, subject to customary closing conditions.

Clean Energy intends to use the net proceeds from the offering, after deducting underwriting discounts and Clean Energy’s expenses related to the offering, for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, investment in its LNG plants and biomethane production plant or future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets.

Merrill Lynch & Co. is acting as sole book-running manager for the offering.  Lazard Capital Markets, Janney Montgomery Scott and Craig-Hallum Capital Group are acting as co-managers.

The offering is being made under the Company’s shelf registration statement filed with and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus, filed with the SEC.  Prospective investors should read the prospectus supplement and the shelf registration statement for more complete information about Clean Energy and the offering. Copies of the prospectus supplement and the accompanying prospectus may be obtained by visiting EDGAR on the SEC’s Web site at http://www.sec.gov or by contacting Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department, or at 212.449.1000; Lazard Capital Markets at 212.632.6717; Janney Montgomery Scott at 617.557.2971; and Craig-Hallum Capital Group at 612.334.6357.

This press release does not constitute a solicitation of an offer to buy, or an offer to sell, shares of common stock, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification of the shares under the securities laws of any such state or jurisdiction.

About Clean Energy Fuels

Clean Energy is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling more than 17,200 vehicles at 184 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron Calif., with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of federal securities laws. Clean Energy cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: statements regarding the offering and the use of the net proceeds from the offering. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause actual events to differ materially from those predicted in such forward-looking statements include market conditions and customary closing conditions. Additional factors that could cause actual events to differ from those predicted in such forward-looking statements are identified in the prospectus supplement and Clean Energy’s other filings with the SEC that are incorporated by reference into the prospectus supplement, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, each of which is filed with the SEC (copies of which may be obtained at the SEC’s website at: http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Clean Energy disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, except as required by law.

Contacts

Investors

Ina McGuinness, 310/954-1100

News Media

Bruce Russell, 310/559-4955 x101

brussell@cleanenergyfuels.com

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